UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 24, 2004

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-4311	11-1541330
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2200 Northern Boulevard, East Hills, NY		11548
(Address of Principal Executive Offices)		(Zip Code)

(516) 484-5400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

On September 2, 2004, the registrant reported its results of operations for its fiscal fourth quarter and fiscal year ended July 31, 2004. A copy of the press release issued by the Company in this connection is furnished herewith as Exhibit 99.1 to this report.

The information contained herein and in the accompanying exhibit shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended, or incorporated by reference into any filing of the Company unless the registrant specifically states that the information is to be considered “filed” under the Securities Exchange Act of 1934 or incorporates it by reference into a filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 24, 2004, the registrant entered into a $300 million unsecured senior revolving credit facility with a syndicate of banks, which expires on August 24, 2009.

Simultaneously, the registrant borrowed $125 million under this facility and used the proceeds principally to repay (1) $71.2 million of borrowings under its existing $200 million unsecured senior revolving credit facility, (2) the $50 million balance due on its $100 million bank loan which otherwise was to mature on October 18, 2007 and (3) various fees associated with the new facility. Both the $200 million revolving credit facility and the $100 million term loan were terminated upon the execution of the new revolving credit facility.

Borrowings under the new facility bear interest at either a variable rate based upon LIBOR or at the prime rate of JPMorgan Chase Bank, as Administrative Agent. The new facility contains customary affirmative and negative covenants, financial covenants, representations and warranties and events of defaults. The financial covenants are as follows:

1.	Minimum interest coverage ratio: Earnings Before Net Interest, Taxes, Depreciation, Amortization and the Non-Cash Portion of Non-Recurring Charges and Income (“EBITDA”) to Net Interest Expense shall not be less than 5 to 1 for the last four consecutive fiscal quarters.

2.	Maximum funded debt ratio: Consolidated Funded Debt to EBITDA not to exceed 3 to 1.

The summary description of the new credit facility set forth above is qualified in its entirety by reference to the Credit Agreement governing the new credit facility, filed herewith as an exhibit.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
	4	Credit Agreement dated as of August 24, 2004 between Pall Corporation, JPMorgan Chase Bank, as Administrative Agent, Swing Line Lender and L/C Issuer, the Other Lenders Party Thereto, Fleet National Bank, as Syndication Agent, Wachovia Bank National Association and UBS Securities LLC, as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Co-Lead Arrangers and Co-Book Managers.

	99	Press Release, dated September 2, 2004, reporting the results of operations of Pall Corporation for its fiscal fourth quarter and fiscal year ended July 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation

September 9, 2004	/s/ JOHN ADAMOVICH, JR.

John Adamovich, Jr.
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

4	Credit Agreement dated August 24, 2004 between Pall Corporation and JP Morgan Chase Bank and the Other Lenders Party Thereto.

99	Press release, dated September 2, 2004, reporting the results of operations of Pall Corporation for its fiscal fourth quarter and fiscal year ended July 31, 2004.